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                                                                    Exhibit 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-112348) of our report dated March 12, 2004, except as to Note 20 which is as of November 19, 2004, relating to the financial statements of National Financial Partners Corp., which appears in National Financial Partners Corp.'s Annual Report on Form 10-K/A for the year ended December 31, 2003.

/s/  PRICEWATERHOUSECOOPERS LLP

New York, New York
November 19, 2004